Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

- Net Income of $0.10 per Diluted Share for Fourth Quarter 2016 -
- Fourth Quarter 2016 Core FFO of $0.23 per Diluted Share -
- Same Property Portfolio NOI Up 9.1% Compared to Fourth Quarter 2015 -
- Stabilized Same Property Portfolio Occupancy at 96.9%, Up 360 Basis Points Year-Over-Year -
- Introduces Core FFO 2017 Guidance Range of $0.91 to $0.94 per diluted share -

Los Angeles, California - February 16, 2017 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the fourth quarter and full year 2016.

Fourth Quarter and Full Year 2016 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.10 per diluted share for the quarter ended December 31, 2016.

•
Core Funds From Operations (FFO) of $0.23 per diluted share for the quarter ended December 31, 2016. Adjusting for non-core expenses, FFO was $0.23 per diluted share for the quarter ended December 31, 2016.

•
Total fourth quarter rental revenues of $34.4 million, which represents an increase of 32.2% year-over-year. Property Net Operating Income (NOI) of $25.3 million, which represents an increase of 33.6% year-over-year.

•
Same Property Portfolio NOI increased 9.1% in the fourth quarter of 2016 compared to the fourth quarter of 2015, driven by a 7.8% increase in Same Property Portfolio total rental revenue and a 4.6% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 9.1% compared to the fourth quarter of 2015.

•	Signed new and renewal leases totaling 764,682 rentable square feet. Rental rates on new and renewal leases were 16.1% higher than prior rents on a GAAP basis and 5.9% higher on a cash basis.

•
Stabilized Same Property Portfolio occupancy was 96.9%, which represents an increase of 360 basis points year-over-year. Same Property Portfolio occupancy was 96.1%, which represents an increase of 310 basis points year-over-year.

•
At December 31, 2016, the consolidated portfolio including repositioning assets was 91.8% leased and 91.7% occupied, which represents an increase in occupancy of 250 basis points year-over-year. At December 31, 2016, the consolidated portfolio, excluding repositioning assets aggregating 794,647 rentable square feet, was 97.0% leased and 96.8% occupied.

•
During the fourth quarter of 2016, the Company acquired four industrial properties for an aggregate purchase price of $60.2 million. For the full year, the Company acquired 20 properties for an aggregate purchase price of $371.7 million.

•
During the fourth quarter of 2016, the Company sold two industrial properties for an aggregate sales price of $19.0 million. For the full year, the Company sold five industrial properties for an aggregate sales price of $40.7 million

“We are pleased with our strong fourth quarter and full year 2016 results, which included a 360 basis point year-over-year increase in Stabilized Same Property Portfolio occupancy to 96.9% and a 9.1% increase in Same Property NOI over the prior year period,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “We continued to execute on our growth initiatives during 2016, acquiring nearly $372 million of high-quality and accretive investments, adding another 3.4 million square feet to our best-in-class industrial portfolio. We believe our Company is exceptionally well-positioned to capitalize upon the strong organic growth embedded within our portfolio as we complete and lease-up our value-add repositioning spaces and continue to drive strong re-leasing spreads, supported by historically high market occupancy and a scarcity of available product for lease. We see a substantial runway ahead to deploy our value-driven internal and external growth strategies to generate favorable FFO per share growth and shareholder value.”

Financial Results:

The Company reported net income attributable to common stockholders of $6.9 million, or $0.10 per diluted share, for the three months ended December 31, 2016, as compared to net income attributable to common stockholders of $0.9 million, or $0.02 per diluted share, for the three months ended December 31, 2015.

The Company reported net income attributable to common stockholders of $22.8 million, or $0.36 per diluted share, for the year ended December 31, 2016, as compared to net income attributable to common stockholders of $1.7 million, or $0.03 per diluted share, for the year ended December 31, 2015. Net income for the year ended December 31, 2016, included $17.4 million of gains on sale of real estate, for which there was no comparable amount for the year ended December 31, 2015.

The Company reported Company share of Core FFO of $15.0 million, or $0.23 per diluted share of common stock, for the three months ended December 31, 2016, as compared to Company share of Core FFO of $11.9 million, or $0.21 per diluted share of common stock, for the three months ended December 31, 2015. Adjusting for net non-core expenses and reimbursements ($0.0 million reported during the fourth quarter of 2016 and $0.5 million reported during the fourth quarter of 2015), Company share of FFO was $15.1 million, or $0.23 per diluted share of common stock, as compared to Company share of FFO of $11.4 million, or $0.21 per diluted share of common stock, for the three months ended December 31, 2015.

The Company reported Company share of Core FFO of $55.2 million, or $0.88 per diluted share of common stock, for the year ended December 31, 2016, as compared to Company share of Core FFO of $44.2 million, or $0.82 per diluted share of common stock, for the year ended December 31, 2015. Adjusting for non-core expenses ($0.8 million reported during the year ended December 31, 2016, and $2.5 million during the year ended December 31, 2015), Company share of FFO was $54.4 million, or $0.86 per diluted share of common stock, as compared to Company share of FFO of $41.9 million, or $0.77 per diluted share of common stock, for the year ended December 31, 2015.

For the three months ended December 31, 2016, the Company’s Same Property Portfolio NOI increased 9.1% compared to the fourth quarter of 2015, driven by a 7.8% increase in Same Property Portfolio total rental revenue, and a 4.6% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 9.1% compared to the fourth quarter 2015.

Operating Results:

In the fourth quarter of 2016, the Company signed 98 new and renewal leases in its consolidated portfolio, totaling 764,682 rentable square feet. Average rental rates on comparable new and renewal leases were up 16.1% on a GAAP basis and up 5.9% on a cash basis. The Company signed 48 new leases for 401,081 rentable square feet, with GAAP rents up 18.0% compared to the prior in-place leases. The Company signed 50 renewal leases for 363,601 rentable square feet, with GAAP rents up 15.5% compared to the prior in-place leases. For the 48 new leases, cash rents were up 9.0%, and for the 50 renewal leases, cash rents were up 5.0%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended December 31, 2016. See below for information regarding the supplemental information package.

Transaction Activity:

In the fourth quarter 2016, the Company acquired four industrial properties, for an aggregate purchase price of $60.2 million, as detailed below.

In October 2016, the Company acquired 3927 Oceanic Drive, an industrial building containing 54,740 square feet in the North San Diego submarket for $7.2 million, or approximately $132 per square foot.

In November 2016, the Company acquired 301-445 N. Figueroa Street, a multi-tenant industrial building containing 133,925 square feet in the Los Angeles South Bay submarket for $13.0 million, or approximately $97 per square foot.

In December 2016, the Company acquired 12320 4th Street, a two-building industrial property containing 284,676 square feet in the Inland Empire West submarket, for $24.4 million, or approximately $86 per square foot.

In December 2016, the Company acquired 9190 Activity Road, an industrial facility in the Central San Diego submarket for $15.6 million, or approximately $186 per square foot.

In November 2016, the Company sold 2343-22349 La Palma Avenue, a four-building industrial property containing 115,760 square feet in the North Orange County submarket for $17.0 million, or approximately $147 per square foot.

In November 2016, the Company sold 331 East 157th Street, an industrial building containing 12,000 square feet in the Los Angeles South Bay submarket for $1.98 million, or approximately $165 per square foot.

Balance Sheet:

As of December 31, 2016, the Company had $502.5 million of outstanding debt, with an average interest rate of 3.291% and an average term-to-maturity of 5.3 years. As of December 31, 2016, approximately $277 million, or 55%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.92% and an average term-to-maturity of 4.8 years. The remaining $225 million, or 45%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.75% and an average term-to-maturity of 6.0 years. During 2016, the Company executed two interest rate swaps to hedge the remaining $225 million of floating-rate debt beginning in 2018 when the swaps become effective. If these two interest rate swaps were effective as of December 31, 2016, then 100% of the Company’s debt would be effectively fixed.

Guidance

The Company is introducing its full year 2017 guidance for Company share of Core FFO at a range of $0.91 to $0.94 per diluted share of common stock. This Core FFO guidance refers only to the Company’s in-place portfolio as of January 1, 2017, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. Full year guidance assumes the following: year-end Same Property Portfolio occupancy within a range of 93% to 95%, year-end Stabilized Same Property Portfolio occupancy within a range of 96% to 98%, Same Property Portfolio NOI growth for the year of 6% to 8% and general & administrative expenses of $20.0 million to $20.5 million.

The Company does not provide a reconciliation for its guidance range of Core FFO per diluted share to net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is impractical to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income available to common stockholders per diluted share, including, for example, acquisition costs, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Core FFO per diluted share would imply a degree of precision as to its forward-looking net income available to common stockholders per diluted share that would be confusing or misleading to investors.

Dividend:

On February 14, 2017, the Board of Directors declared a dividend of $0.145 per share for the first quarter of 2017, payable in cash on April 17, 2017, to common stockholders and common unit holders of record as of March 31, 2017. On February 14, 2017, the Board of Directors declared a cash dividend of $0.36719 per share payable to its Series A Cumulative Redeemable Preferred stockholders, payable in cash on March 31, 2017, to stockholders of record as of March 15, 2017.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Thursday, February 16, 2017, at 5:00 p.m. Eastern Time to review fourth quarter and full year results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through March 16, 2017, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13653549.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns 136 properties with approximately 15.0 million rentable square feet and manages an additional 19 properties with approximately 1.2 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses and legal expenses or reimbursements related to prior litigation. For more information on prior litigation, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental revenues, ii) tenant reimbursements and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2015, and still owned by us as of December 31, 2016. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2015 through December 31, 2016. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude space at properties that were in various stages of repositioning (defined below) or lease-up in connection with a completed repositioning. As of December 31, 2016, space aggregating 73,366 rentable square feet at three of our Same Property Portfolio properties were in various stages of repositioning or lease-up in connection with a completed repositioning.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a property to be stabilized once it reaches 95% occupancy.

Contact:
Investor Relations:

Stephen Swett
424 256 2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	December 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Land	$683,919	$492,704
Buildings and improvements	811,614	650,075
Tenant improvements	38,644	28,977
Furniture, fixtures, and equipment	174	188
Construction in progress	17,778	16,822
Total real estate held for investment	1,552,129	1,188,766
Accumulated depreciation	(135,140)	(103,623)
Investments in real estate, net	1,416,989	1,085,143
Cash and cash equivalents	15,525	5,201
Notes receivable	5,934	—
Rents and other receivables, net	2,749	3,040
Deferred rent receivable, net	11,873	7,827
Deferred leasing costs, net	8,672	5,331
Deferred loan costs, net	847	1,445
Acquired lease intangible assets, net	36,365	30,383
Acquired indefinite-lived intangible	5,170	5,271
Interest rate swap asset	5,594	—
Other assets	5,290	5,523
Investment in unconsolidated real estate entities	—	4,087
Total Assets	$1,515,008	$1,153,251
LIABILITIES & EQUITY
Liabilities
Notes payable	$500,184	$418,154
Interest rate swap liability	2,045	3,144
Accounts payable, accrued expenses and other liabilities	13,585	12,631
Dividends payable	9,282	7,806
Acquired lease intangible liabilities, net	9,130	3,387
Tenant security deposits	15,187	11,539
Prepaid rents	3,455	2,846
Total Liabilities	552,868	459,507
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 5.875% series A cumulative redeemable preferred stock, liquidation preference $25.00 per share, 3,600,000 and zero shares outstanding as of December 31, 2016 and December 31, 2015, respectively ($90,000 liquidation preference)	86,651	—
Common Stock, $0.01 par value 490,000,000 shares authorized and 66,454,375 and 55,598,684 shares outstanding as of December 31, 2016 and December 31, 2015, respectively	662	553
Additional paid in capital	907,834	722,722
Cumulative distributions in excess of earnings	(59,277)	(48,103)
Accumulated other comprehensive income (loss)	3,445	(3,033)
Total stockholders’ equity	939,315	672,139
Noncontrolling interests	22,825	21,605
Total Equity	962,140	693,744
Total Liabilities and Equity	$1,515,008	$1,153,251

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
RENTAL REVENUES
Rental income	$29,691	$22,665	$107,594	$81,114
Tenant reimbursements	4,579	3,074	16,723	10,479
Other income	179	320	943	1,013
TOTAL RENTAL REVENUES	34,449	26,059	125,260	92,606
Management, leasing and development services	97	105	473	584
Interest income	231	—	459	710
TOTAL REVENUES	34,777	26,164	126,192	93,900
OPERATING EXPENSES
Property expenses	9,139	7,118	33,619	25,000
General and administrative	4,225	3,952	17,415	15,016
Depreciation and amortization	14,242	10,821	51,407	41,837
TOTAL OPERATING EXPENSES	27,606	21,891	102,441	81,853
OTHER EXPENSES
Acquisition expenses	365	528	1,855	2,136
Interest expense	4,074	2,724	14,848	8,453
TOTAL OTHER EXPENSES	4,439	3,252	16,703	10,589
TOTAL EXPENSES	32,045	25,143	119,144	92,442
Equity in income from unconsolidated real estate entities	—	35	1,451	93
Gain from early repayment of note receivable	—	—	—	581
Loss on extinguishment of debt	—	—	—	(182)
Gains on sale of real estate	5,814	—	17,377	—
NET INCOME	8,546	1,056	25,876	1,950
Less: net income attributable to noncontrolling interest	(217)	(40)	(750)	(76)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	8,329	1,016	25,126	1,874
Less: preferred stock dividends	(1,322)	—	(1,983)	—
Less: earnings attributable to participating securities	(79)	(71)	(302)	(223)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$6,928	$945	$22,841	$1,651
Net income available to common stockholders per share – basic	$0.11	$0.02	$0.36	$0.03
Net income available to common stockholders per share – diluted	$0.10	$0.02	$0.36	$0.03

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	December 31, 2016		December 31, 2015		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(1)
Occupancy:
Los Angeles County	96.1%	97.3%	93.8%	94.1%	230 bps	320 bps
Orange County	92.8%	93.9%	84.0%	85.0%	880 bps	890 bps
San Bernardino County	96.0%	96.0%	96.9%	96.9%	(90) bps	(90) bps
San Diego County	97.4%	97.4%	93.2%	93.2%	420 bps	420 bps
Ventura County	98.3%	98.3%	95.3%	95.3%	300 bps	300 bps
Total/Weighted Average	96.1%	96.9%	93.0%	93.3%	310 bps	360 bps

(1)
Reflects the occupancy of our Same Property Portfolio adjusted for space aggregating 73,366 rentable square feet at three properties that were in various stages of repositioning or lease-up in connection with a completed repositioning as of December 31, 2016.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended December 31,				Year Ended December 31,
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Rental income	$20,264	$18,623	$1,641	8.8%	$77,450	$71,802	$5,648	7.9%
Tenant reimbursements	2,649	2,481	168	6.8%	10,352	9,668	684	7.1%
Other income	174	304	(130)	(42.8)%	626	929	(303)	(32.6)%
Total rental revenues	23,087	21,408	1,679	7.8%	88,428	82,399	6,029	7.3%
Property expenses	6,135	5,868	267	4.6%	23,734	22,488	1,246	5.5%
Same property portfolio NOI	$16,952	$15,540	$1,412	9.1%	$64,694	$59,911	$4,783	8.0%
Straight-line rents	(510)	(453)	(57)	12.6%	(1,615)	(1,583)	(32)	2.0%
Amort. above/below market leases	40	17	23	135.3%	130	122	8	6.6%
Same property portfolio cash NOI	$16,482	$15,104	$1,378	9.1%	$63,209	$58,450	$4,759	8.1%

Rexford Industrial Realty, Inc.
Reconciliation of Same Property Portfolio Cash NOI and Same Property Portfolio NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Same property portfolio cash NOI	$16,482	$15,104	$63,209	$58,450
Straight-line rents	510	453	1,615	1,583
Amort. above/below market leases	(40)	(17)	(130)	(122)
Same property portfolio NOI	16,952	15,540	64,694	59,911
Non-comparable property operating revenues	11,362	4,651	36,832	10,207
Non-comparable property expenses	(3,004)	(1,250)	(9,885)	(2,512)
Total consolidated portfolio NOI	25,310	18,941	91,641	67,606
Add:
Management, leasing and development services	97	105	473	584
Interest income	231	—	459	710
Equity in income from unconsolidated real estate entities	—	35	1,451	93
Gains on sale of real estate	5,814	—	17,377	—
Deduct:
General and administrative	4,225	3,952	17,415	15,016
Depreciation and amortization	14,242	10,821	51,407	41,837
Acquisition expenses	365	528	1,855	2,136
Interest expense	4,074	2,724	14,848	8,453
Loss on extinguishment of debt	—	—	—	182
Net income	$8,546	$1,056	$25,876	$1,950

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net income	$8,546	$1,056	$25,876	$1,950
Add:
Depreciation and amortization	14,242	10,821	51,407	41,837
Depreciation and amortization from unconsolidated joint ventures(1)	—	5	10	57
Deduct:
Gains on sale of real estate	5,814	—	17,377	—
Gain on acquisition of unconsolidated joint venture property	—	—	1,332	—
Funds From Operations (FFO)	$16,974	$11,882	$58,584	$43,844
Less: preferred stock dividends	(1,322)	—	(1,983)	—
Less: FFO attributable to noncontrolling interest(2)	(457)	(418)	(1,751)	(1,644)
Less: FFO attributable to participating securities(3)	(124)	(99)	(473)	(322)
Company share of FFO	$15,071	$11,365	$54,377	$41,878

FFO	$16,974	$11,882	$58,584	$43,844
Add:
Legal fees (reimbursements)	(389)	—	(1,032)	345
Acquisition expenses	365	528	1,855	2,136
Core FFO	$16,950	$12,410	$59,407	$46,325
Less: preferred stock dividends	(1,322)	—	(1,983)	—
Less: Core FFO attributable to noncontrolling interest(2)	(456)	(437)	(1,774)	(1,741)
Less: Core FFO attributable to participating securities(3)	(124)	(103)	(480)	(339)
Company share of Core FFO	$15,048	$11,870	$55,170	$44,245

Weighted-average shares of common stock outstanding – basic	65,785	55,245	62,723	54,025
Weighted-average shares of common stock outstanding – diluted	66,080	57,289	62,966	56,204

(1)
Amount represents our 15% ownership interest in a joint venture that owned the property located at 3233 Mission Oaks Boulevard for all periods prior to July 6, 2016, when we acquired the remaining 85% ownership interest.

(2)	Noncontrolling interest represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than the Company.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.